                                                                                              EXHIBIT 12
                                                   PENNZOIL COMPANY
                               COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED
                                     CHARGES AND PREFERRED STOCK DIVIDENDS
                                                                                  For the nine months ended
                                                                                         September 30,
                                                                             ----------------------------------
                                                                                 1998                  1997
                                                                             -------------        -------------
                                                                           (Dollar amounts expressed in thousands)
Income from continuing operations                                            $     53,169         $     86,488
Income tax provision                                                               21,084               42,562
Amortization of capitalized interest                                                6,153                7,126
Interest charges                                                                  124,165              122,621
                                                                             -------------        -------------
Income before income tax provision and interest charges                      $    204,571         $    258,797
                                                                             =============        =============

Fixed charges                                                                $    134,126         $    126,490
                                                                             =============        =============

Ratio of earnings to combined fixed charges and preferred stock dividends            1.53                 2.05
                                                                             =============        =============


                                       DETAIL OF INTEREST AND FIXED CHARGES

                                                                                  For the nine months ended
                                                                                         September 30,
                                                                             ----------------------------------
                                                                                 1998                 1997
                                                                             -------------        -------------
                                                                                  (Expressed in thousands)
Interest charges per Consolidated Statement of Income
  which includes amortization of debt discount, expense and premium          $    124,337         $    122,522

Preferred stock dividends (grossed up to pre-tax, based on 38% tax rate)            5,147                  -

Add: portion of rental expense representative of interest factor <F1>               4,642                3,968
                                                                             -------------        -------------
  Total fixed charges                                                        $    134,126         $    126,490

Less: preferred stock dividends                                                     5,147                  -

Less: interest capitalized per Consolidated Statement of Income                     4,814                3,869
                                                                             -------------        -------------
  Total interest charges                                                     $    124,165         $    122,621
                                                                             =============        =============

<F1> Interest factor based on management's estimates and approximates one-third of rental expense.